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                                                                    EXHIBIT 10.1

                          CASCADE SYSTEMS INCORPORATED

                      SECOND AMENDED 1994 STOCK OPTION PLAN


1.   ESTABLISHMENT AND PURPOSE OF THE PLAN.

     (a) Subject to the approval of its stockholders, Cascade Systems Incorporated, a Delaware corporation, hereby adopts and establishes a stock option plan to be known as the "Cascade Systems Incorporated Second Amended 1994 Stock Option Plan", as amended March 22, 1996.

     (b) The purpose of this Plan is to advance the interests of the Company and its stockholders by affording Eligible Participants (as defined herein), upon whose judgment, initiative and efforts the Company is largely dependent, an opportunity for investment in the Company. It is anticipated that the acquisition of an interest in the Company will provide those persons with further incentives for maintaining their relationship with the Company and increasing their efforts on behalf of the Company.

     (c) This Plan will become effective on the date of its adoption by the Board, provided this Plan is approved by the stockholders of the Company (excluding shares of Stock issued by the Company pursuant to the exercise of Options granted under this Plan) within twelve (12) months before or after that date. If this Plan is not so approved by the stockholders of the Company within that twelve (12) month period of time, any Options granted under this Plan will be rescinded and will be void. This Plan will remain in effect until the tenth
(10th) anniversary of the date of its adoption by the Board or its approval by the stockholders of the Company, whichever is earlier, unless it is terminated earlier pursuant to section 10 of this Plan. This Plan will be governed by, and construed in accordance with, the laws of the State of Delaware.

2.   CERTAIN DEFINITIONS.

     Unless the context otherwise requires, the defined terms set forth in EXHIBIT A attached hereto and incorporated herein (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of all Option Agreements entered into pursuant to this Plan.

3.   ELIGIBILITY.

     The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant. Subject to the provisions of sections 4(d), 5 and 6 of this Plan, there is no limitation on the number of Options that may be granted to an Eligible Participant.


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4.   ADMINISTRATION.

     (a) COMMITTEE. The Committee, if appointed by the Board, will administer and interpret this Plan. Upon a First Public Offering, the Board will decide whether to appoint a Committee, if the Board has not already done so, or if such a committee has already been appointed, whether to change the composition of the Committee such that it is comprised entirely of Disinterested Directors. If the Board, in its discretion, does not appoint a Committee, the Board itself will administer and interpret this Plan and, without limiting the authority of the Board under the Company's certificate of incorporation and by-laws generally, take such other actions as the Committee is authorized to take hereunder.

     (b) DISCRETION OF COMMITTEE. The Committee will have full and final authority in its discretion, subject to the specific limitations on that discretion as are set forth herein, at any time and from time to time: (i) to select and approve the persons, from among the Eligible Participants, to whom Options will be granted; (ii) to grant to any person so selected one or more Options to purchase that number of shares of Option Stock as the Committee may determine, subject to the limitations specifically set forth in this Plan; (iii) with respect to each such Option, to determine the Option Price, Vesting Period(s), Expiration Date and/or Option Term and other matters to be determined by the Committee as specified under this Plan; and (iv) to delegate all or a portion of its authority under subsections (i), (ii) and (iii) of this section 4(b) to one or more directors of the Company who are executive officers of the Company, but only in connection with Options granted to Eligible Participants who are not Section 16 Participants, and subject to such restrictions and limitations (such as the maximum aggregate number of shares of Option Stock called for by such Options that may be granted) as the Committee may decide to impose on such delegate directors.

     (c) INTERPRETATION. Subject to the express terms and conditions hereof, the Committee is authorized to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for its administration.

     (d) DESIGNATION OF OPTIONS. The Committee will designate each Option granted hereunder either as an ISO or as an NQO. To the extent that the Fair Market Value (determined at the time the Option is granted) of Stock with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, the Option will be treated as an NQO. Notwithstanding the general eligibility provisions of section 3 hereof, the Committee may grant ISOs only to persons who are employees of the Company and/or its Subsidiaries.


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     (e) OPTION AGREEMENTS. Options will be deemed granted hereunder only upon the execution of an Option Agreement by the Optionee and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization thereof by the Committee.

5.   SHARES RESERVED FOR OPTIONS.

     (a) OPTION POOL. The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under this Plan will not exceed One Million, Two Hundred Fifteen Thousand Seven Hundred Twenty (1,215,720) shares (the "Option Pool"), provided that the foregoing number will be increased by the number of shares of Option Stock that the Company subsequently may reacquire through repurchase or otherwise. To the extent any portion of an Option remains unexercised upon its expiration or termination, the shares of Option Stock called for thereunder (i.e., shares that were never purchased by the Optionee) will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool that are available for issuance pursuant to future Options granted hereunder.

     (b) ADJUSTMENTS UPON CHANGES IN STOCK. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Option granted hereunder; (ii) the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Option Agreement evidencing an outstanding Option granted hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

6.   TERMS OF STOCK OPTION AGREEMENTS.

     Each Option granted pursuant to this Plan will be evidenced by an Option Agreement between the Company and the Eligible Participant to whom that Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, each Option Agreement will specify, or will be deemed to include (unless otherwise stated therein), the following terms and conditions:


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     (a) OPTION PRICE. Each Option Agreement will specify the Option Price to be paid by the Optionee to the Company for the exercise of the Option and the acquisition of Option Stock called for thereunder. The Option Price will be fixed by the Committee in its discretion, provided that in any event: (i) in the case of an ISO, the Option Price will be greater than or equal to the Fair
Market Value (or, in case the Optionee is a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock as of the Grant Date; and (ii) in the case of an NQO, the Option Price will be greater than or equal to eighty-five percent (85%) of the Fair Market Value of the Option Stock as of the Grant Date.

     (b) VESTING PERIODS. Each Option Agreement will specify the period or periods of time ("Vesting Periods") only AFTER WHICH the Option or portion thereof becomes a Vested Option (i.e., becomes exercisable with respect to all or a portion of the total number of shares of Option Stock called for thereunder). Vesting Periods will be fixed, accelerated or shortened by the Committee in its discretion, provided that in any event: (i) no Vesting Period will be longer than five (5) years from the Grant Date; (ii) in the case of an Option that has multiple Vesting Periods corresponding to portions of the Option, such portions corresponding to not less than twenty percent (20%) of the shares of Option Stock called for under the Option will become Vested Options, on a cumulative basis, as of the first and each subsequent anniversary of the Grant Date; (iii) the Vesting Period of an Option granted to a Section 16 Participant will be at least six (6) months from the Grant Date; and (iv) no Option or portion thereof that is not already a Vested Option as of the date that the original holder of the Option ceases (for any reason) to be an Eligible Participant, will become a Vested Option thereafter. Unless otherwise determined by unanimous vote of the Board of Directors, Options granted hereunder shall vest over a period of not less than forty-eight (48) months, with the first vesting date to occur after twelve (12) months; provided, however, that the Board may permit Options for up to 250,000 Option Shares to founders and directors of the Company, with vesting to occur quarterly over a period of forty-eight (48) months.

     (c) TERMINATION OF THE OPTION. Each Option Agreement will specify, in addition to the Vesting Periods, the last date (the "Expiration Date") on which the Option granted therein may be exercised. Any Expiration Date may be expressed in terms of the maximum period of time, measured from the Grant Date, during which the Option may be exercised (the "Option Term"). The Expiration Date and/or

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Option Term will be fixed by the Committee in its discretion, provided that in any event:

              (i) the Expiration Date may not be later than, and the Option Term may not be longer than, ten (10) years (or, in case the Optionee is a 10% Stockholder, five (5) years) from the Grant Date; and

              (ii) the Option will terminate, to the extent not previously exercised, PRIOR TO the Expiration Date or end of the Option Term, (A) thirty (30) days after the date that the original holder of that Option ceases to be an Eligible Participant for any reason, other than by reason of death or Disability, and (B) twelve (12) months after the date that the original holder of that Option ceases to be an Eligible Participant by reason of his or her death or Disability.

     (d) EXERCISE OF THE OPTION. Vested Options may be exercised by giving written notice thereof to the Company, on such form as may be specified by the Committee, if any, but in any event stating the number of full shares of Option Stock to be purchased and giving such assurances of the Optionee's investment intent as the Company may require to ensure that the transaction complies in all respects with the requirements of the 1933 Act and other applicable securities laws. The notice of exercise will be accompanied by full payment of the Option Price for the number of shares of Option Stock to be purchased, in United States dollars, in cash, by check made payable to the Company, or in the form of such other legal consideration for the purchase of Stock as may be approved by the Committee, in its discretion. In addition, if the Option being exercised is an NQO, as a condition to that exercise, the Optionee will tender to the Company the amount of the applicable Tax Withholding Liability in connection with that exercise, in cash, by check made payable to the Company, or in the form of such other payment as may be approved by the Committee, in its discretion.

     (e) OPTIONS NONTRANSFERABLE. No Option will be transferable by the Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option will be exercisable only by him or her.

     (f) BUSINESS COMBINATIONS. Notwithstanding any other provision of this Plan, in the event of a Business Combination, the Board, in its sole discretion, may determine that it is in the best interests of the Company, and if so may take all appropriate action, either to: (i) cancel all outstanding Options granted hereunder effective as of the consummation of the Business Combination and, either (A) notify holders of Vested Options of the proposed Business Combination reasonably prior to its consummation so that those holders will have an opportunity to exercise that portion of each outstanding Option that is a Vested Option immediately prior to such consummation, or (B) make a payment to the Optionee equal to the amount, if any,

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by which the Fair Market Value per share of the Option Stock called for under such Vested Option exceeds the Option Price, multiplied by the number of shares of Option Stock subject to the Vested Option, such payment to be made either in cash or in Stock having a Fair Market Value as of the date of issuance equal to such excess amount; or (ii) require the successor corporation (including in the case of a Business Combination involving a sale of all or substantially all of the assets of the Company, the corporation acquiring such assets) to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or Subsidiary of such successor corporation.

     (g) OPTION OF FIRST REFUSAL. Unless otherwise determined by unanimous vote of the Board of the Directors, each Option Agreement shall include a provision granting the Company an option of first refusal on the transfer of Option Stock. Each certificate representing shares of Option Stock shall bear a legend consistent with the existence of such option of first refusal.

     (h) COMPLIANCE WITH LAW. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after and on the condition that there has been compliance with all applicable federal and state securities laws. The Company will not be required to list, register or qualify any shares of Option Stock upon any securities exchange, under any state or federal law, or with the Securities and Exchange Commission or any State agency, or secure the consent or approval of any governmental regulatory authority, except that if at any time the Board determines, in its discretion, that such listing, registration or qualification of the shares of Option Stock, or any such consent or approval, is necessary or desirable as a condition of or in connection with the exercise of an Option and the purchase of shares of Option Stock thereunder, that Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions that are not acceptable to the Board, in its discretion. However, the Company will seek to register or qualify with, or as may be provided by applicable local law, file for and secure an exception from such registration or qualification requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be granted an Option hereunder prior to such grant. The Transfer of any shares of Option Stock requires full compliance with the provisions of all applicable laws.

     (i) ADDITIONAL RESTRICTIONS ON TRANSFER; INVESTMENT INTENT. By accepting an Option and/or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree that, unless a registration statement is in effect with respect to the sale of shares of Option Stock: (A) those shares are not freely tradable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available; (B) the Company is under no obligation to register those shares of Option Stock; (C) upon exercise of that Option,

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the Optionee will purchase the shares of Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (D) no one else will have any beneficial interest in the Option Stock; and (E) the Optionee has no present intention of disposing of the Option Stock at any particular time.

     (j) STOCK CERTIFICATES. Certificates representing the shares of Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary or appropriate in the Committee's discretion to effectuate the provisions of this Plan. The Company may place a "stop transfer" order against shares of Option Stock until full compliance with all restrictions and conditions set forth in this Plan and in the legends referred to in this section 6(j).

     (k) MARKET STANDOFF. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, the holder of any shares of Option Stock will: (i) not sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the 1933 Act, during the one hundred eighty (180) day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering; and (ii) execute such instruments as such underwriter may reasonably require to evidence compliance with this section 6(k).

     (l) NOTICES. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to him or her at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, certified and deposited, postage and certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

     (m) OTHER PROVISIONS. The Option Agreement may contain such other terms, provisions and conditions, including restrictions on the transfer of Option Stock issued upon exercise of any Options, and rights of the Company to repurchase shares of Option Stock, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

7.   COVENANTS OF OPTIONEE.

     At the discretion of the Committee, the person to whom an Option is granted, as a condition to such grant, may be required to execute and deliver to the Company,

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a confidential information agreement approved by the Committee. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan, except as expressly stated herein or therein, will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of the Company and/or its Subsidiaries.

8.   MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.

     Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the Optionee, alter or impair any rights or obligations under any outstanding Option.

9.   AMENDMENT AND DISCONTINUANCE.

     The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose and provided further that no such action may, without the approval of the stockholders of the Company, materially increase (other than by reason of an adjustment pursuant to section 5(b) hereof) the maximum aggregate number of shares of Option Stock in the Option Pool, materially increase the benefits accruing to Eligible Participants, or materially modify the category of, or eligibility requirements for, persons who are Eligible Participants. However, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder thereof.

10.  PLAN COMPLIANCE WITH RULE 16B-3.

     With respect to Section 16 Participants, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor provisions under the 1934 Act. To the extent any provision of this Plan or action by the Committee in administering this Plan fails so to comply, such provision or action will be deemed null and void, to the extent permitted by law and deemed advisableby the Committee.

11.  INFORMATION PROVIDED BY COMPANY.

     Prior to a First Public Offering: (a) the Company annually will make available to each Optionee the Company's financial statements (which statements need not be

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audited); and (b) at the discretion of the Board, each such Optionee (and any investment advisers to whom the Optionee proposes to make such information available) may be required to sign an agreement prohibiting disclosure or use of such financial information for any purpose whatsoever (other than determining whether to exercise an Option).

12.  COPIES OF PLAN.

     A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.


                                      * * *


Date Plan Adopted by Board of Directors: December 30, 1994; Second Amended Plan approved March 21, 1996

Date Plan Approved by Stockholders: March 14, 1995; Seconded Amended Plan approved on March 22, 1996




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                          CASCADE SYSTEMS INCORPORATED

                      SECOND AMENDED 1994 STOCK OPTION PLAN

                                    EXHIBIT A
                                   DEFINITIONS


1. "10% Stockholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its Subsidiaries.

2.   "1933 Act" means the Securities Act of 1933, as amended.

3.   "1934 Act" means the Securities Exchange of 1934, as amended.

4.   "Board" means the Board of Directors of the Company.

5. "Business Combination" means a transaction resulting in the sale of all or substantially all of the assets of the Company, or a merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation, unless at least sixty-six and two-thirds percent (66.67%) of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by such persons and entities in the same proportion as such persons and entities beneficially held the outstanding voting securities of the Company immediately prior to such transaction.

6. "Called for under an Option," or words to similar effect, means issuable pursuant to the exercise of an Option.

7. "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of the Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

8. "Committee" means a committee of two or more members of the Board, appointed by the Board, to administer and interpret the Plan; provided that the term

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"Committee" will refer to the Board during such times as no Committee is appointedby the Board.

9.   "Company" means Cascade Systems Incorporated, a Delaware corporation.

10.  "Disability" means "permanent and total disability" within the meaning of
Section 22(e)(3) of the Code.

11. "Disinterested Director" means a member of the Board who is not during the period of one year prior to his or her service as an administrator of the Plan, or for the period since the effective date of the Registration Statement in connection with the first public offering, whichever is shorter, or during the period of such service, granted or awarded Stock, options to acquire Stock, or similar equity securities of the Company under the Plan or any similar plan of the Company, except to the extent any such grant or award would not disqualify that individual from being "a disinterested person" for purposes of Rule 16b-3 (or its successor provisions) under the 1934 Act, as set forth in subparagraphs
(A) through (D) or paragraph (c)(2)(i) of that rule.

12. "Eligible Participant" means a person who, at a particular time, is an employee, officer, consultant, independent contractor and/or director of the Company and/or any of its Subsidiaries.

13. "Expiration Date" means the last date on which an Option granted under the Plan may be exercised as specified in the Option Agreement evidencing that Option, which date may be expressed in terms of an Option Term measured from the Grant Date, subject to the provisions of section 6(c) of the Plan.

14. "Fair Market Value" means, with respect to the Stock and as of the date an Option is granted hereunder, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the code and to the extent consistent therewith, as follows:

          (a) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

          (b) If the Stock was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the NASDAQ system for such date;



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          (c) If the Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

          (d) If none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate.

15. "First Public Offering" means the closing of the first sale of Stock to the public, through a firm commitment underwriting, for an aggregate price of at least five million dollars ($5,000,000), pursuant to an effective registration statement filed with the Securities and Exchange Commission under the 1933 Act.

16. "Grant Date" means, with respect to an Option, the date on which the Option Agreement evidencing that Option is entered into between the Company and the Optionee, or such later date as may be set forth in that Option Agreement as the "Grant Date" which will be the effective date of that Option Agreement.

17.  "ISO" has the same meaning as "incentive stock option," as defined in
Section 422 of the Code.

18. "Non-employee Director" means a member of the Board who is not an employee of the Company or its Subsidiaries.

19. "NQO" means any option granted under the Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an option designated by the Committee as an ISO.

20. "Option" means an option granted pursuant to the Plan entitling the Optionee to acquire shares of Option Stock issued by the Company pursuant to the valid exercise of the option.

21. "Optionee" means an Eligible Participant to whom an Option is granted hereunder, and any transferee thereof pursuant to a Transfer authorized under the Plan, during the Option Term and prior to the exercise in full or expiration of the Option.

22. "Option Agreement" means a written agreement between the Company and an Optionee to evidence an Option granted under the Plan, setting forth the terms and conditions thereof, in form and substance satisfactory to the Committee in its sole discretion, consistent with the Plan.


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



23. "Option Pool" means, at any given time, the maximum number of shares of Option Stock that are issuable pursuant to the exercise of Options granted under the Plan, as provided in section 5.

24. "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option.

25. "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option.

26. "Option Term" means, with respect to any Option granted under the Plan, the maximum period or term during which that Option is exercisable as specified in the Option Agreement evidencing that Option, ending on the Expiration Date, subject to the provisions of section 6(c) of the Plan.

27.  "Plan" means the Second Amended 1994 Stock Option Plan of the Company.

28. "Section 16 Participant" means an Eligible Participant who, at the time an Option is granted to him or her, is subject to the reporting and liability provisions of Section 16 of the 1934 Act, and the rules and regulations thereunder, by virtue of the fact that the Company has registered a class of equity securities under Section 12 of the 1934 Act.

29.  "Stock" means shares of the Company's Common Stock, $0.001 par value.

30.  "Subsidiary" has the same meaning as "subsidiary corporation" as defined in
Section 424(f) of the Code.

31. "Tax Withholding Liability" in connection with the exercise of any NQO means all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

32. "Transfer," with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of that Option Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against that Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of that

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


Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold; or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of any involuntary petition against the Optionee, under the bankruptcy laws of the United States or of any other nation.

33. "Vested Option" means, at any given date, that portion of an outstanding Option that is currently exercisable by the Optionee with respect to all or a portion of the shares of Option Stock called for under that Option, pursuant to the Vesting Period and the other terms and conditions set forth in the Option Agreement evidencing the Option.

34.  "Vesting Period" has the meaning set forth in section 6(b) of the Plan.





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